UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 23, 2010
AMERICAN INTERNATIONAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
180 Maiden Lane
New York, New York 10038
(Address of principal executive offices)
Registrant’s telephone number, including area code: (212) 770-7000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.
On December 23, 2010, American International Group, Inc. (“AIG”) entered into (i) a $1,500,000,000 Three-Year Credit Agreement (the “Three-Year Credit Agreement”) among AIG, the subsidiary borrowers party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent; and (ii) a $1,500,000,000 364-Day Credit Agreement (the “364-Day Credit Agreement” and together with the Three-Year Credit Agreement, the “AIG Credit Agreements”) among AIG, the subsidiary borrowers party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent. In addition, on the same date, Chartis, Inc., a wholly-owned subsidiary of AIG (“Chartis”) entered into a $1,300,000,000 Letter of Credit and Reimbursement Agreement among Chartis, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and each Several L/C Agent Party thereto (the “Letter of Credit Agreement” and, together with the AIG Credit Agreements, the “New Agreements”).
The obligations of the lenders under the New Agreements to make loans and other extensions of credit, as well as the related effectiveness of most of the covenants binding on AIG, Chartis and certain of their subsidiaries, are subject to the satisfaction by AIG or Chartis, as the case may be, of certain conditions, which must be satisfied no later than March 31, 2011. These conditions include, among other things, repayment of all amounts owing under the Credit Agreement, dated as of September 22, 2008 (as amended, the “FRBNY Credit Facility”), with the Federal Reserve Bank of New York (“FRBNY”), termination of the FRBNY Credit Facility and release of all liens under the Guarantee and Pledge Agreement, dated as of September 22, 2008 between AIG, certain subsidiaries of AIG and the FRBNY.
The New Agreements require AIG or Chartis (as applicable) to maintain a specified minimum net worth and in the case of Chartis, a minimum statutory surplus, and subject AIG to a limit on total debt, in each case subject to the limitations and exceptions contained in the relevant agreement. In addition, the New Agreements contain certain customary affirmative and negative covenants, including limitations with respect to incurrence of certain types of indebtedness or liens, certain dispositions, entry into certain restrictive agreements and transactions with affiliates, and certain fundamental changes.
Amounts due under the New Agreements may be accelerated upon an “event of default,” as defined in the New Agreements, such as failure to pay amounts owed thereunder when due, breach of a covenant, material inaccuracy of a representation or occurrence of bankruptcy, subject to cure periods (if applicable) and if not otherwise waived.
The lenders and the agents (and their respective subsidiaries or affiliates) under the New Agreements have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking, trust and other advisory services to AIG, its subsidiaries or affiliates. These parties have received, and may in the future receive, customary compensation from AIG or its subsidiaries or affiliates for such services.
The foregoing description of the New Agreements is not complete and is qualified in its entirety by reference to the Three-Year Credit Agreement, which is filed as Exhibit 10.1 hereto, the 364-Day Credit Agreement, which is filed as Exhibit 10.2 hereto, and the Letter of Credit Agreement, which is filed as Exhibit 10.3 hereto, all of which are incorporated herein by reference.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
     (d)     Exhibits.
10.1	Three-Year Credit Agreement, dated as of December 23, 2010, among AIG, the subsidiary borrowers party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.2	364-Day Credit Agreement, dated as of December 23, 2010, among AIG, the subsidiary borrowers party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.3	Letter of Credit and Reimbursement Agreement, dated as of December 23, 2010 among Chartis, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and each Several L/C Agent Party thereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC. (Registrant)
Date: December 23, 2010	By:	/s/ Kathleen E. Shannon
		Name:	Kathleen E. Shannon
		Title:	Senior Vice President and Deputy General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Three-Year Credit Agreement, dated as of December 23, 2010, among AIG, the subsidiary borrowers party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.2	364-Day Credit Agreement, dated as of December 23, 2010, among AIG, the subsidiary borrowers party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.3	Letter of Credit and Reimbursement Agreement, dated as of December 23, 2010 among Chartis, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and each Several L/C Agent Party thereto.